As filed with the Securities and Exchange Commission on November 8, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the Securities Act of 1933

Cbeyond Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4813	59-3636526
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

320 Interstate North Parkway, Suite 300

Atlanta, Georgia 30339

(678) 424-2400

(Address of registrant’s principal executive offices)

2005 Equity Incentive Award Plan

of Cbeyond Communications, Inc.

2002 Equity Incentive Plan

of Cbeyond Communications, Inc.

2000 Stock Incentive Plan

of Cbeyond Communications, Inc.

(Full title of Plan)

Copy to: James F. Geiger Chairman, President and Chief Executive Officer Cbeyond Communications, Inc. 320 Interstate North Parkway, Suite 300 Atlanta, Georgia 30339 (678) 424-2400	Copy to: Christopher L. Kaufman, Esq. Joel H. Trotter, Esq. Latham & Watkins LLP 555 Eleventh Street, N.W. Washington, D.C. 20004 (202) 637-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (6)
Common Stock, $0.01 par value	2,553,847 shares	(2)	$12.00	(3)	$30,646,164	$3,607.05
Common Stock, $0.01 par value	3,195,361 shares	(4)	$6.02	(5)	$19,236,073	$2,264.09
TOTAL	5,749,208 shares		____		$49,882,237	$5,871.14

(1)	The registration statement registers the issuance of (a) 2,553,847 shares of common stock, which are issuable pursuant to the awards granted under the 2005 Equity Incentive Award Plan of Cbeyond Communications, Inc. (the “2005 Plan”) and (b) 3,195,361 shares of common stock issuable pursuant to the exercise of options outstanding under the 2002 Equity Incentive Plan of Cbeyond Communications, Inc. (the “2002 Plan”) and the 2000 Stock Incentive Plan of Cbeyond Communications, Inc. (the “2000 Plan” and, together with the 2005 Plan and the 2002 Plan, the “Plans”), and substitutions to shares to account for any changes in capitalization such as a stock split, stock dividend or similar transaction involving the registrant’s common stock, in accordance with Rule 416(a) under the Securities Act.
(2)	Represents 2,553,847 shares of common stock available for issuance under the 2005 Plan, which comprises (a) 2,190,722 shares of common stock initially available for grants under the 2005 Plan, (b) 360,782 shares of common stock available for future issuance under the 2002 Plan as of the effective date of the 2005 Plan, and (c) 2,343 shares of common stock available for future issuance under the 2000 Plan as of the effective date of the 2005 Plan. To the extent outstanding awards under the 2002 Plan and the 2000 Plan expire or are canceled without having been exercised in full or are repurchased or forfeited following the effective date of the 2005 Plan, the shares of common stock subject to such awards will be available for future issuance under the 2005 Plan. See Footnote (4) below.
(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $12.00, the initial public offering price of our common stock as set forth in our prospectus filed with the Securities and Exchange Commission on November 2, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
(4)	Represents 3,190,985 shares of common stock subject to outstanding awards under the 2002 Plan and 4,376 shares of common stock subject to outstanding awards under the 2000 Plan. Any of such shares of common stock that are subject to awards that expire or are canceled without having been exercised in full or are repurchased or forfeited following the effective date of the 2005 Plan will be available for future issuance under the 2005 Plan.
(5)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price is based on the weighted average exercise price per share of $6.02 as to outstanding but unexercised options to purchase Common Stock under the Prior Plans.
(6)	Pursuant to Rule 457(p) under the Securities Act, the filing fee is being offset by a filing fee previously paid by the registrant upon the initial filing of the Registration Statement on Form S-1 (File No. 333-124971) on May 16, 2005.

PART I

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by us are incorporated as of their respective dates in this Registration Statement by reference:

A.	Our post-effective amendment no. 1 to our registration statement on Form S-1 (No. 333-124971) filed with the Commission on November 1, 2005.

B.	The description of our common stock contained in our Registration Statement on Form 8-A as filed with the Commission on October 27, 2005 and all amendments thereto.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities

Not required to be filed with this registration.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our amended and restated bylaws provide for indemnification of the officers and directors to the fullest extent permitted by applicable law. We have entered into indemnity agreements with our directors, officers and certain key employees.

The Underwriting Agreement provides for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act, or otherwise.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of Cbeyond Communications, Inc. (filed as Exhibit 3.2 to Amendment No. 8 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Cbeyond Communications, Inc. (filed as Exhibit 3.4 to Amendment No. 8 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.1	2005 Equity Incentive Award Plan of Cbeyond Communications, Inc. (filed as Exhibit 10.10 to Amendment No. 8 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.2	2002 Equity Incentive Plan of Cbeyond Communications, Inc. (filed as Exhibit 10.11 to Amendment No. 2 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.3	2000 Stock Incentive Plan of Cbeyond Communications, Inc. (filed as Exhibit 10.12 to Amendment No. 2 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.4	Form of Stock Option Grant Notice and Stock Option Agreement under the 2005 Equity Incentive Award Plan of Cbeyond Communications, Inc. (filed as Exhibit 10.18 to Amendment No. 4 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.5	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2005 Equity Incentive Award Plan of Cbeyond Communications, Inc. (filed as Exhibit 10.19 to Amendment No. 4 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

5.1	Opinion of Latham & Watkins LLP (filed herewith)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 8th day of November, 2005.

CBEYOND COMMUNICATIONS, INC.

By:	/s/ James F. Geiger
James F. Geiger
Chairman, President, and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints James F. Geiger and J. Robert Fugate, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James F. Geiger James F. Geiger	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 8, 2005

/s/ J. Robert Fugate J. Robert Fugate	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 8, 2005

/s/ Henry C. Lyon Henry C. Lyon	Chief Accounting Officer (Principal Accounting Officer)	November 8, 2005

/s/ Anthony M. Abate Anthony M. Abate	Director	November 8, 2005

/s/ John Chapple John Chapple	Director	November 8, 2005

/s/ Douglas C. Grissom Douglas C. Grissom	Director	November 8, 2005

/s/ D. Scott Luttrell D. Scott Luttrell	Director	November 8, 2005

/s/ James N. Perry, Jr. James N. Perry, Jr.	Director	November 8, 2005

/s/ Robert Rothman Robert Rothman	Director	November 8, 2005

EXHIBIT INDEX
Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of Cbeyond Communications, Inc. (filed as Exhibit 3.2 to Amendment No. 8 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Cbeyond Communications, Inc. (filed as Exhibit 3.4 to Amendment No. 8 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.1	2005 Equity Incentive Award Plan of Cbeyond Communications, Inc. (filed as Exhibit 10.10 to Amendment No. 8 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.2	2002 Equity Incentive Plan of Cbeyond Communications, Inc. (filed as Exhibit 10.11 to Amendment No. 2 to the Registration Statement of the Company on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.3	2000 Stock Incentive Plan of Cbeyond Communications, Inc. (filed as Exhibit 10.12 to Amendment No. 2 to the Registration Statement of the Company on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.4	Form of Stock Option Grant Notice and Stock Option Agreement under the 2005 Equity Incentive Award Plan of Cbeyond Communications, Inc. (filed as Exhibit 10.18 to Amendment No. 4 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

10.5	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2005 Equity Incentive Award Plan of Cbeyond Communications, Inc. (filed as Exhibit 10.19 to Amendment No. 4 to our Registration Statement on Form S-1 (No. 333-124971) and incorporated herein by reference)

5.1	Opinion of Latham & Watkins LLP (filed herewith)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)